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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): June 25, 2001
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                             Student Advantage, Inc.
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                     0-26173                 04-3263743
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(State or Other Jurisdiction         (Commission             (IRS Employer
      of Incorporation)              File Number)          Identification No.)


        280 Summer Street, Boston, MA                             02210
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    (Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number, including area code: (617) 912-2000
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5. OTHER EVENTS.

         A. Acquisition of OCM Enterprises, Inc.

         On June 25, 2001, Student Advantage, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Agreement"), by and among the Company, Orion Acquisition Corp., a wholly-owned subsidiary of the Company ("Orion"), OCM Enterprises, Inc. ("OCM") and Devin A. Schain, Michael S. Schoen, Howard S. Dumhart, Jr., Paul D. Bogart and Steven L. Matejka (the "OCM Stockholders"). Pursuant to the Agreement, OCM was merged with and into Orion, which survived the merger and changed its name to OCM Direct, Inc. ("OCM Direct").

         The aggregate consideration paid by the Company to the OCM Stockholders in connection with the acquisition of OCM was (i) $8.0 million in cash paid at the closing, (ii) 2,433,333 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), issued at the closing, (iii) shares of Common Stock to be issued not later than June 25, 2002 with a value of $1.25 million at the time of issuance based on the average of the last reported sales prices per share of Common Stock over the ten trading days ending on the trading day that is three days prior to the date of issuance, provided that the number of shares will not be less than 208,333 or greater than 1,250,000, and (iv) in the event that OCM Direct attains certain revenue performance goals described in the Agreement after the closing, up to $1.5 million payable at the Company's option in either shares of Common Stock or a combination of shares of Common Stock and cash, with the shares of Common Stock valued at the time of issuance based on the average of the last reported sales prices per share over the ten trading days ending on the trading day that is three days prior to the date of issuance or $1.00, whichever is greater, subject to adjustment under certain circumstances described in the Agreement. Under certain circumstances, the Company agreed to register with the Securities and Exchange Commission the shares of Common Stock issued in connection with the acquisition of OCM for resale by the OCM Stockholders.

         Prior to the acquisition, OCM was a privately held direct marketing company which ran programs at various schools throughout the country to supply students with a variety of products, including residence hall linens and related accessories, care packages and diploma frames through its Bethesda, Maryland headquarters and at its facilities in West Trenton, New Jersey and Chambersburg, Pennsylvania. OCM Direct intends to continue OCM's use of the acquired assets constituting plant, equipment or other physical property.

         The terms of the Agreement were determined on the basis of arms-length negotiations. Prior to the execution of the Agreement, to the best knowledge of the Company, neither the Company nor any of its affiliates, any director or officer of the Company, nor any associate of any such director or officer had any material relationship with OCM.

         As described in more detail below, the Company obtained a $15,000,000 credit facility from Reservoir Capital Partners, L.P., Reservoir Capital Associates, L.P. and Reservoir Capital Master Fund, L.P., which was used, in part, to fund the cash portion of the purchase price for the acquisition of OCM.
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         The foregoing description is qualified in its entirety by reference to the full text of the Agreement and the registration rights agreement, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

         B.  Credit Facility from Reservoir Capital Partners

         On June 25, 2001, the Company entered into a Loan Agreement (the "Loan Agreement") by and among the Company, the subsidiaries of the Company and Reservoir Capital Partners, L.P., Reservoir Capital Associates, L.P. and Reservoir Capital Master Fund, L.P. (collectively the "Lenders") providing for the establishment of credit facility in the aggregate principal amount of up to $15,000,000, consisting of a $10,000,000 term loan and a $5,000,000 revolving loan. On June 25, 2001, the Company borrowed $10,000,000 in the form of a term loan (the "Term Loan") and $5,000,000 in the form of a revolving loan (the "Revolving Loan"), and used a portion of these proceeds to pay the cash portion of the purchase price for the acquisition of OCM. The remainder of the proceeds from the credit facility will be used for working capital and general corporate purposes of the Company.

         The credit facility matures in June 2004, provided that the Lenders may call the credit facility by giving notice to the Company prior to an anniversary date of the closing date, in which case the obligations thereunder must be paid by the 120th day after such anniversary date (provided that if the amounts are paid after the 90th day, additional fees are chargeable by the Lenders). In addition, the credit facility requires mandatory prepayments in connection with certain asset sales and equity issuances by the Company or its subsidiaries. The credit facility is secured by a lien against substantially all of the assets of the Company, and is guaranteed by all of the Company's subsidiaries (including OCM Direct), which guarantees are also secured.

         Interest accrues under the credit facility at 12% per annum, and interest on the term loan portion is capitalized unless, under certain circumstances, the Lenders elect to have the Company pay such interest, in which case, the Company may choose to pay the accrued interest in cash or in Common Stock (provided that the option to pay such amount in Common Stock will only be available if, after issuance of such shares of Common Stock, the shares would be the subject of an effective registration statement or could be immediately resold by the Lenders). If the Common Stock option is selected, the number of shares of Common Stock deliverable will be determined by dividing the amount of interest being paid by 80% of the volume weighted average price as of the applicable term loan interest payment date. The credit facility also requires that the Company and its subsidiaries comply with certain affirmative, negative and financial covenants, which are more specifically described in the Loan Agreement.

         In addition, the Company entered into a Warrant Agreement, dated June 25, 2001, by and among the Company and the Lenders (the "Warrant Agreement"), under which the Company issued to the Lenders warrants to purchase a number of shares of Common Stock based on the outstanding balance of the Term Loan and Revolving Loan. In accordance with the Warrant Agreement, the Company issued to the Lenders (i) warrants to purchase an aggregate of 500,000 shares of Common Stock, which are exercisable immediately, (ii) warrants to purchase an aggregate of 500,000 shares of Common Stock, which become exercisable if the entire balance of the Term Loan is outstanding on June 25, 2002 (or a pro rata portion of the 500,000 shares if
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only a portion of the Term Loan is then outstanding), and (iii) warrants to purchase an aggregate of 500,000 shares of Common Stock, which become exercisable if the entire balance of the Term Loan is outstanding on June 25, 2003 (or a pro rata portion of the 500,000 shares if only a portion of the Term Loan is then outstanding) (collectively, the "Term Warrants"). The number of shares subject to the Term Warrants is subject to adjustment under certain circumstances in accordance with the terms of the Term Warrants. The Company also issued to the Lenders warrants (the "Revolving Warrants") to purchase a number of shares of Common Stock based on the outstanding balance of the Revolving Loans. The number of shares subject to the Revolving Warrants is initially zero and increases by an aggregate of 20,833 shares for each full month that the entire Revolving Loan is outstanding (or a pro rata portion of the 20,833 shares for each shorter time period or lesser outstanding balance). The Company also agreed to issue one or more default warrants (the "Default Warrants" and, collectively with the Term Warrants and the Revolving Warrants, the "Warrants") to purchase shares of Common Stock in the event that the Company receives a notice of an event of default under the Loan Agreement. The number of shares subject to the Default Warrants shall initially equal the outstanding balance of the Term Loans and Revolving Loans including capitalized interest and accrued interest at such time divided by $1,000, and shall increase by one-thirtieth of such amount (or pro rata portion of such amount if the balance is reduced after the issuance of the Default Warrant) for each day that the event of default continues. The exercise price applicable to all of the Warrants is $.01 per share. The number of shares issuable upon exercise of the Warrants is subject to adjustment in accordance with the terms of the Warrant Agreement in the event that the Company issues certain additional securities at a price per share equal to less than ninety percent of the average trading price of the Common Stock over the 20 trading days preceding the date of issuance. The Warrant Agreement also requires that the Company register with the Securities and Exchange Commission the shares of Common Stock issuable upon exercise of the Warrants or issued in respect of accrued interest for resale by the Lenders within ninety days after the closing and use commercially reasonable efforts to cause the registration statement to be declared effective as soon as practicable.

         Under the terms of the Warrant Agreement, following payment or acceleration of the Term Loan, reduction or termination of the revolving loan commitment or issuance of the Default Warrants, the holders of the Warrants shall have the right to require the Company to purchase all or a portion of the Term Warrants, Revolving Warrants and Default Warrants, as the case may be, at a price per share of $2.50 plus, from and after June 25, 2002, interest at a rate equal to 27% per annum through the date of payment.

         The foregoing description is qualified in its entirety by reference to the full text of the Loan Agreement, Warrant Agreement and Warrants, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of the Business Acquired.

                  Not applicable.

         (b)      Pro Forma Financial Information.
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                  Not applicable.

         (c)      Exhibits.

                  See the Exhibit Index attached hereto.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      STUDENT ADVANTAGE, INC.


Date: July 10, 2001                   By: /S/  Kenneth S. Goldman
                                          -------------------------------------
                                          Kenneth S. Goldman
                                          Executive Vice President,
                                          Chief Financial Officer and Treasurer
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                                  EXHIBIT INDEX


2.1 Agreement and Plan of Merger, dated June 25, 2001, by and among Student Advantage, Inc., Orion Acquisition Corp., OCM Enterprises, Inc., and the stockholders of OCM Enterprises, Inc.

10.1 Registration Rights Agreement, dated as of June 25, 2001, by and among Student Advantage, Inc. and Devin A. Schain, Michael S. Schoen, Paul D. Bogart, Howard S. Dumhart, Jr. and Steven L. Matejka.

10.2 Loan Agreement, dated as of June 25, 2001, by and among Student Advantage, Inc., the subsidiaries of Student Advantage, Inc., and Reservoir Capital Partners, L.P., Reservoir Capital Associates, L.P., Reservoir Capital Master Fund, L.P.

10.3 Security Agreement, dated as of June 25, 2001, by and among Student Advantage, Inc., the subsidiaries of Student Advantage, Inc., and Reservoir Capital Partners, L.P., as administrative agent.

10.4 Warrant Agreement, dated as of June 25, 2001, by and among Student Advantage, Inc., Reservoir Capital Partners, L.P., Reservoir Capital Associates, L.P., Reservoir Capital Master Fund, L.P.

10.5     Term Warrant, dated June 25, 2001, issued to Reservoir Capital
         Partners, L.P.

10.6 Term Warrant, dated June 25, 2001, issued to Reservoir Capital Master Fund, L.P.

10.7 Term Warrant, dated June 25, 2001, issued to Reservoir Capital Associates, L.P.

10.8     Term Warrant, dated June 25, 2001, issued to Reservoir Capital
         Partners, L.P.

10.9 Term Warrant, dated June 25, 2001, issued to Reservoir Capital Master Fund, L.P.

10.10 Term Warrant, dated June 25, 2001, issued to Reservoir Capital Associates, L.P.

10.11 Term Warrant, dated June 25, 2001, issued to Reservoir Capital Partners, L.P.

10.12 Term Warrant, dated June 25, 2001, issued to Reservoir Capital Master Fund, L.P.

10.13 Term Warrant, dated June 25, 2001, issued to Reservoir Capital Associates, L.P.

10.14 Revolving Warrant, dated June 25, 2001, issued to Reservoir Capital Partners, L.P.
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10.15    Revolving Warrant, dated June 25, 2001, issued to Reservoir Capital
         Master Fund, L.P.

10.16 Revolving Warrant, dated June 25, 2001, issued to Reservoir Capital Associates, L.P.